Exhibit 3.23
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[seal:] JUCESP REGISTER
1303648/07—6
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AMENDMENT TO THE ARTICLES OF INCORPORATION
OF NOVELIS DO BRASIL LTDA.
CNPJ/MF [Corporate Tax ID/Ministry of Finance] No. 60.561.800/0001–03
NIRE [Company Registration ID No.] 35.214.430.234
Hereby:
NOVELIS INC., a company duly organized and existing pursuant to the laws of Canada, with registered office at 3800 Royal Bank Plaza, South Tower, 200 Bay Street, P.O. Box 84, Toronto, Ontario, Canada, herein duly represented by its legal representative, Mr. ANTONIO TADEU COELHO NARDOCCI, identified below; and
ANTONIO TADEU COELHO NARDOCCI, Brazilian, married, engineer, holder of R.G. Identification Card No. 6.822.521 — SSP/SP, registered in the Registry of Natural Persons of the Ministry of the Treasury (CPF/MF) under No. 012.050.108—23, resident of and domiciled in the Capital of the State of Sao Paulo, with offices at Avenida das Nações Unidas No. 12,551, 15th Floor, Torre Empresarial World Trade Center of Sao Paulo, Brooklin Novo, Postal Code 04578—000,
members representing all of the capital stock of NOVELIS DO BRASIL LTDA., a limited company, with registered office in the Capital of the State of Sao Paulo, at Avenida das Nações Unidas No. 12,551, 15th Floor, Torre Empresarial World Trade Center of Sao Paulo, Brooklin Novo, Postal Code 04578—000, registered in the National Registry of Legal Persons of the Ministry of the Treasury (CNPJ/MF) under No. 60.561.800/0001—03, with its articles of incorporation filed with the Board of Trade of the State of Sao Paulo under NIRE 35.214.430.234, in a meeting on May 13, 1997, and last corporate amendment recorded with the same body under No. 94.943/05—9, in a meeting of March 31, 2005, have jointly agreed and contracted to change the Articles of Incorporation of the Company pursuant to the following terms and conditions:

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1. Subsidiaries or Establishments
     1.1 Through the 2nd Meeting of Members held on 02.15.2005, the Company decided to change the sole paragraph of Article 2 of its Articles of Incorporation, to record the new address of its Administrative Office then located at Avenida do Contorno No. 2905, Suite Nos. 1205 and 1208, Belo Horizonte — MG, registered in the CNPJ/MF under No. 60.561.800/0009—60 and with NIRE 3190147931—0; to Rua Antonio Albuquerque No. 271, 6th Floor, Edíficio Office Tower, Bairro Funcionários, Belo Horizonte — MG, a decision which was not contained in the last change to the articles of incorporation recorded with the Board of Trade of Sao Paulo under no. 41.154/05—1, which is hereby regularized.
     1.2 Through the 3rd Resolution of Members, made on 12.15.2005, the Company decided to authorize the removal of the Administrative Office located at Rua Antonio Albuquerque, registered in the CNPJ/MF under No. 60.561.800/0009—60 and with NIRE 3190147931—0, and the opening of the Administrative Office located at Avenida do Contorno No. 8000, suite 702, Edifício Wall Street, Bairro Santo Agostinho, Belo Horizonte — MG, registered in the CNPJ/MF 60.561.800/0013—47 and with NIRE 3190167769—3.
     1.3 Through the 4th Resolution of Members, made on 12.16.2005, the Company decided to authorize the opening of an establishment called Mina Lagoa Seca, located at Estrada de Acesso à [access road to] Mina Lagoa Seca, no number, District of Acuruí, Municipality of Itabirito, State of Minas Gerais, registered in the CNPJ/MF under no. 60.561.800/0012—66 and with NIRE 3190167765—1.
     1.4 The members resolve to correct the address of the establishment located at Estrada de Acesso à Serra de Antonio Pereira, registered in the CNPJ/MF under no. 60.561.800/0010—02 and with NIRE 3190149429—7, which is located in the Municipality of Ouro Preto, instead of the Municipality of Antonio Pereira.

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     1.5 As a result of the decisions cited in items 1.1 to 1.4, above, the Sole Paragraph of Article 2 of the Company’s Articles of Incorporation now reads as follows:
“Sole paragraph — In addition to its registered office, described in the introduction, the Company has on this date subsidiaries or establishments at the following addresses, with the following registrations in the CNPJ/MF: Rua Felipe Camarão, 414, Santo André — SP — CNPJ/MF No. 60.561.800/0002—94; Avenida Américo René Gianetti, no number, Ouro Preto — MG — CNPJ/MF No. 60.561.800/0030—48; Fazenda Usina da Brecha, Guaraciaba — MG — CNPJ/MF No. 60.561.800/0032—00; Fazenda Usina do Salto, Ouro Preto — MG — CNPJ/MF No. 60.561.800/0033,90; Avenida Buriti, No. 1.087, Pindamonhangaba — SP — CNPJ/MF No. 60.561.800/0041—09; Estrada do Brito, no number, Ponte Nova — MG — CNPJ/MF No. 60.561.800/0051—72; Via das Torres, no number, Candeias — BA — CNPJ/MF No. 60.561.800/0086—00; Jazida Monjolo, no number, District of Padre Viegas, Mariana — MG — CNPJ/MF No. 60.561.800/0105—08; Jazida Fazenda do Lopes, no number, Caeté — MG — CNPJ/MF No. 60.561.800/0106—80; Mina Serra do Maquiné, no number, Caeté — MG — CNPJ/MF No. 60.561.800/0107—61; Fazenda Gandarela e Mato Grosso, no number, District of Conceição do Rio Acima, Santa Bárbara — MG — CNPJ/MF No. 60.561.800/0108—42; Depósito de Bauxita Acuruí, no number, 1tabirito — MG CNPJ/ MF No. 60.561.800/0109—23; Mina Galo, no number, District of Cafarnaum, Faria Lemos — MG — CNPJ/MF No. 60.561.800/0110—67; Estrada de Miguel Rodrigues a Barroca, no number, Cachoeira do Brumado, Municipality of Mariana — MG — CNPJ/MF No. 60.561.800/0005—37; Fazenda da Vargem, Municipality of Santa Bárbara — MG —CNPJ/MF No. 60.561.800/0006—18; Fazenda Usina de Furquim, Municipality of Mariana — MG — CNPJ/MF No. 60.561.800/0008—80; Via Matoin, no number, Aratu, Municipality of Candeias — BA — CNPJ/MF No. 60.561.800/0088—64; Estrada de acesso à Serra de Antonio Pereira, Municipality of Ouro Preto — MG — CNPJ/MF No. 60.561.800/0010—02, Av. do Contorno, No. 8.000, suite 702, Edifício Wall Street, Bairro Santo Agostinho, Belo Horizonte—MG — CNPJ/MF No. 60.561.800/0013—47; and Mina Lagoa Seca, Estrada de Acesso à Mina Lagoa Seca, no number, District of Acuruí, Municipality of Itabirito — MG — CNPJ/MF 60.561.800/0012—66.”

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2. Administration
     2.1 The members resolve to amend item “l)” of the First Paragraph of Article 6 of the Company’s Articles of Incorporation, which shall now govern with the following wording:
l) to grant powers of attorney to attorneys to represent the Company judicially and extrajudicially, with powers to delegate, transfer, and make agreements;
     2.2 The members resolve to amend Paragraph Three of Article 6 of the Company’s Articles of Incorporation, which shall now govern with the following wording:
“Paragraph Three — The elected Directors, at the time they take office, shall state, under the penalties of the law, that they have not been convicted of any crime whose penalty prohibits them from participating in the Company’s administration, under the terms stipulated in Article 1,011, § 1 of the Civil Code.”
     2.3 The members resolve to amend Article 8 of the Company’s Articles of Incorporation, which shall now govern with the following wording:
“Article 8 — Without prejudice to the terms of Article 9, the General Manager, the Treasurer, and the agents cited in Article 6 shall have joint and several powers to grant powers of attorney on behalf of the Company to third parties so that they may have specific powers to complete the acts cited in Paragraphs One and Two of Article 6, above.
3. Financial Statements and Dividends
     3.1 The members resolve to amend Paragraph Four of Article 15 of the Company’s Articles of Incorporation, which shall now govern with the following wording:
Paragraph Four — The Company may also issue a balance sheet in shorter periods, it being the responsibility of the members to decide to distribute the

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profits obtained on those balance sheets or incorporate them into the capital, pursuant to the terms of Paragraph One of Article 204 of Law No. 6,404, of December 15, 1976.
4. Pledging of Shares
     4.1 Elimination of existing pledge. Pursuant to what was agreed to in the “Discharge of Quota Pledge Agreement,” entered into on July 6, 2007, by the Company, Novelis Inc., identified above, and Citicorp North America, Inc., a financial institution duly organized and validly existing pursuant to the laws of Delaware, with its registered office in New York, State of New York, at 388 Greenwich Street, 19th Floor, New York, New York 10013, the members resolve to approve the elimination of the pledge on 120,130,999 (one hundred and twenty million one hundred and thirty thousand nine hundred and ninety-nine) units of capital, representing the capital stock of the Company, owned by the member Novelis Inc., identified above, made in favor of Citicorp North America, Inc., identified above.
     4.2 Establishment of a new quota pledge. Pursuant to the terms and conditions of the “Quota Pledge Agreement” contracts entered into on July 6, 2007, by and between (a) the Company, Novelis Inc., identified above, and LaSalle Business Credit, LLC, and (b) the Company, Novelis Inc., identified above, and UBS AG Stamford Branch (LaSalle Business Credit, LLC and UBS AG Stamford Branch hereinafter “Secured Creditors”, the members resolve to approve the establishment of a pledge on 120,130,999 (one hundred and twenty million one hundred and thirty thousand nine hundred and ninety-nine) units of capital, representing the capital stock of the Company, owned by the member Novelis Inc., identified above, in favor of the Secured Creditors. The units of capital owned by the member Novelis Inc. shall remain pledged during the entire term of such agreements.
     4.3 In virtue of the aforementioned decisions, the members resolve to amend the articles of incorporation of the Company to provide for the new pledge on the units of the Company’s capital:
Article 5 — The capital stock of the company is R$ 120,131,000.00 (one hundred and twenty million one hundred and thirty-one thousand reais) divided into 120,131,000 (one hundred and twenty

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million one hundred and thirty-one thousand) equal units of capital, with a par value of R$ 1.00 (one real) each, fully subscribed to and paid in, in current national currency and assets, and distributed between the members as follows:

Member	Units of Capital	Value (R$)
NOVELIS INC.	120,130,999	120,130,999.00
ANTONIO TADEU COELHO NARDOCCI	1	1.00

Total	120,131,000	120,131,000.00
Paragraph One — The liability of each member is, pursuant to the law, restricted to the value of his units of capital, but all are jointly and severally liable for paying in the capital stock.
Paragraph Two — The 120,130,999 (one hundred and twenty million one hundred and thirty thousand nine hundred and ninety-nine) units of capital, representing the capital stock of the Company, owned by the member Novelis Inc., identified above, are pledged to LaSalle Business Credit, LLC [and] UBS AG Stamford Branch, under the terms of the following agreements: (i) “Quota Pledge Agreement,” entered into by and between the Company, Novelis Inc., and LaSalle Business Credit, LLC, on July 6, 2007; and (ii) “Quota Pledge Agreement,” entered into by and between the Company, Novelis Inc., and UBS AG Stamford Branch, on July 6, 2007.
Paragraph Three — The 120,130,999 (one hundred and twenty million one hundred and thirty thousand nine hundred and ninety-nine) units of capital shall remain pledged during the term of the agreements cited in items (i) and (ii) of Paragraph Two of this Clause.
Paragraph Four — The units of capital pledged shall grant Novelis, Inc., identified above, sole and exclusively ownership of the right to vote and receive dividends on such units of capital.

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Paragraph Five — The exercise of the right to vote by Novelis Inc., identified above, shall be independent of the consent of LaSalle Business Credit, LLC, or of UBS AG Stamford Branch, identified above, in their capacities as secured creditors.”
5. Consolidation and Ratification of the Articles of Incorporation
     5.1 The members decide to ratify all other clauses of the Company’s articles of incorporation that have not been changed by this instrument.
     5.2 In virtue of the changes decided on above, the members resolve to consolidate the Company’s articles of incorporation, which shall come to have the following new wording:
“ARTICLES OF INCORPORATION
Chapter I — Company Name, Registered Office, Corporate Objective, and Term
Article 1 — The limited company established under the business name Novelis do Brasil Ltda. is governed by the provisions of these articles and by the provisions stipulated in Articles 1052 to 1087 of Law 10,406, of January 10, 2002, and supplementarily by the provisions stipulated in Articles 997 to 1,038 of the same Law 10,406, of January 10, 2002, and furthermore by Law 6,404, of December 15, 1976, as subsequently amended, having been transformed into a limited company by dint of the Regular and Special Meetings held on April 24, 1997.
Article 2 — The Company has its registered office and legal domicile in the Capital of the State of Sao Paulo, at Avenida das Nações Unidas, 12,551, 15th Floor, Torre Empresarial World Trade Center de São Paulo, Brooklin Novo, premises which are registered in the CNPJ/MF under No. 60.561.800/0001-03, where its administrative office operates and management of the Company is undertaken, and it may open subsidiaries, agencies, or representative offices in any location within the Country or abroad.

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Paragraph — In addition to its registered office described in the introduction, the Company has on this date subsidiaries or establishments at the following addresses, with the following registrations in the CNPJ/MF: Rua Felipe Camarão, 414, Santo André — SP — CNPJ/MF No. 60.561.800/0002—94; Avenida Américo René Gianetti, no number, Ouro Preto — MG — CNPJ/MF No. 60.561.800/0030—48; Fazenda Usina da Brecha, Guaraciaba — MG — CNPJ/MF No. 60.561.800/0032—00; Fazenda Usina do Salto, Ouro Preto — MG — CNPJ/MF No. 60.561.800/0033,90; Avenida Buriti, No. 1.087, Pindamonhangaba — SP — CNPJ/MF No. 60.561.800/0041—09; Estrada do Brito, no number, Ponte Nova — MG — CNPJ/MF No. 60.561.800/0051—72; Via das Torres, no number, Candeias — BA — CNPJ/MF No. 60.561.800/0086—00; Jazida Monjolo, no number, District of Padre Viegas, Mariana — MG — CNPJ/MF No. 60.561.800/0105—08; Jazida Fazenda do Lopes, no number, Caeté — MG — CNPJ/MF No. 60.561.800/0106—80; Mina Serra do Maquiné, no number, Caeté — MG — CNPJ/MF No. 60.561.800/0107—61; Fazenda Gandarela e Mato Grosso, no number, District of Conceição do Rio Acima, Santa Bárbara — MG — CNPJ/MF No. 60.561.800/0108—42; Depósito de Bauxita Acuruí, no number, 1tabirito — MG CNPJ/MF No. 60.561.800/0109—23; Mina Galo, no number, District of Cafarnaum, Faria Lemos — MG — CNPJ/MF No. 60.561.800/0110—67; Estrada de Miguel Rodrigues a Barroca, no number, Cachoeira do Brumado, Municipality of Mariana — MG — CNPJ/MF No. 60.561.800/0005—37; Fazenda da Vargem, Municipality of Santa Bárbara — MG —CNPJ/MF No. 60.561.800/0006—18; Fazenda Usina de Furquim, Municipality of Mariana — MG — CNPJ/MF No. 60.561.800/0008—80; Via Matoin, no number, Aratu, Municipality of Candeias — BA — CNPJ/MF No. 60.561.800/0088—64; Estrada de acesso à Serra de Antonio Pereira, Municipality of Ouro Preto — MG-CNPJ/ MF No. 60.561.800/0010—02, Av. do Contorno, No. 8.000, suite 702, Edifício Wall Street, Bairro Santo Agostinho, Belo Horizonte—MG — CNPJ/MF No. 60.561.800/0013—47; and Mina Lagoa Seca, Estrada de Acesso à Mina Lagoa Seca, no number, District of Acuruí, Municipality of Itabirito — MG — CNPJ/MF 60.561.800/0012—66.
Article 3 — The objective of the Company is: a) to produce, transform, purchase, sell, import, export, on its own behalf or on that of third parties, aluminum and any and all metals and materials, chemical, electrochemical, electrometallurgical or metallurgical products, as well as to engage in the industry and trade of such products, subproducts, and derivatives; b) to produce, manufacture, sell, import, export, on its own behalf or on that of third parties, packaging in general, of aluminum and other materials, associated or not,

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for any purposes; c) to manufacture, purchase, sell, import, and export materials, machines, equipment, tools, parts and accessories, on its own behalf or on that of third parties; d) to represent national or foreign companies; e) to participate in other companies as a member, shareholder or unit holder, undertaking all acts that are appropriate for the protection and development of such interests; f) to generate and distribute electricity for its own consumption or sale, in whole or in part, by building and maintaining plants and the facilities thereof, through a concession or authorization from the competent authorities; g) to promote and exploit, on its own behalf or that of third parties, business and research activities, and the mining of any and all substances, as well as the transportation, processing, refining, transformation, and any other industrial process to exploit the product resulting from mining activities.
Article 4 — The term of the Company is indeterminate, its activities having commenced on December 31, 1940.
Chapter II — Capital Stock and Units of Capital
Article 5 — The capital stock of the Company is R$ 120,131,000.00 (one hundred and twenty million one hundred and thirty-one thousand reais) divided into 120,131,000 (one hundred and twenty million one hundred and thirty-one thousand) equal units of capital, with a par value of R$ 1.00 (one real) each, fully subscribed to and paid in, in current national currency and assets, and distributed between the members as follows:

Member	Units of Capital	Value (R$)
NOVELIS INC.	120,130,999	120,130,999.00
ANTONIO TADEU COELHO NARDOCCI	1	1.00

Total	120,131,000	120,131,000.00

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Paragraph One — The liability of each member is, pursuant to the law, restricted to the value of his units of capital, but all are jointly and severally liable for paying in the capital stock.
Paragraph Two — The 120,130,999 (one hundred and twenty million one hundred and thirty thousand nine hundred and ninety-nine) units of capital, representing the capital stock of the Company, owned by the member Novelis Inc., identified above, are pledged to LaSalle Business Credit, LLC [and] UBS AG Stamford Branch, under the terms of the following agreements: (i) “Quota Pledge Agreement,” entered into by and between the Company, Novelis Inc., and LaSalle Business Credit, LLC, on July 6, 2007; and (ii) “Quota Pledge Agreement,” entered into by and between the Company, Novelis Inc., and UBS AG Stamford Branch, on July 6, 2007.
Paragraph Three — The 120,130,999 (one hundred and twenty million one hundred and thirty thousand nine hundred and ninety-nine) units of capital shall remain pledged during the term of the agreements cited in items (i) and (ii) of Paragraph Two of this Clause.
Paragraph Four — The units of capital pledged shall grant Novelis, Inc., identified above, sole and exclusive ownership of the right to vote and receive dividends on such units of capital.
Paragraph Five — The exercise of the right to vote by Novelis Inc., identified above, shall be independent of the consent of LaSalle Business Credit, LLC, or of UBS AG Stamford Branch, identified above, in their capacities as secured creditors.
Chapter III — Administration
Article 6 — The Company shall be administered and represented by a General Manager and a Treasurer, who shall be residents of the Country, unit holders or not, appointed by all of the members, or even by one or more agents that have been appointed for such purpose. The General Manager shall use the title of President. The Treasurer shall use the title of Director of Financial and Corporate Services.

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Paragraph One — Without prejudice to the terms of Article 9, the acts listed below shall be performed in the following order: (i) by the General Manager; (ii) by the Treasurer; (iii) by the agent or agents appointed in the form described in the introduction.
a) acquisition, disposal, or encumbrance of any movable or immovable property, as well as the rights related thereto;
b) appointment, hiring, contracting, suspension, and dismissal of employees and managers of the Company, determining functions, compensation, and other conditions under which their services shall be provided;
c) setting the general and administrative expenses of the Company;
d) opening, transacting in, and closing bank current accounts, regardless of the amount involved;
e) deciding on the use or investment of all the available funds owned by the Company;
f) taking out loans, granting any guaranties to creditors, real or personal, on the assets and rights of the Company;
g) issuing, signing, accepting, endorsing, and negotiating checks, bills of exchange, promissory notes, as well as other negotiable instruments of any nature;
h) obtaining, controlling, and disposing of raw materials and supplies of any nature, therefore being able to sign agreements, statements, letters of intent, and any other document necessary to perform those transactions;
i) signing contracts of any nature for the sale of the products produced by the Company, therefore being able to take all measures necessary for sales, in the

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domestic and foreign markets, signing any statements, forms, and other documents required for these transactions;
j) signing contracts of any nature for the acquisition of any products, therefore being able to take all measures necessary for purchases, in the domestic and foreign markets, signing any statements, forms, and other documents required for those transactions;
l) granting powers of attorney to attorneys to represent the Company judicially or extrajudicially, with powers to delegate, settle, and make agreements;
m) contracting, altering and canceling insurance that covers risks of any nature;
n) calling and presiding over General Meetings;
o) acquiring interests in the capital of other companies; and
p) other administrative acts, even if not expressly indicated above.
Paragraph Two — The General Manager, or the Treasurer, or the agent or agents appointed in the form described in the introduction, are responsible for representing the Company before any Federal, State, and Municipal public departments, Quasi-governmental Organizations , Boards of Trade, Unions of Employees and Associations of Employers, consumer protection bodies, public service companies and any other bodies of the Direct and Indirect Public Administration.
Paragraph Three — The elected Directors, at the time they take office, shall state, under the penalties of the law, that they have not been convicted of any crime whose penalty prohibits them from participating in the administration of the Company, under the terms stipulated in Article 1,011, paragraph 1 of the Civil Code.

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Paragraph Four — The powers of the Directors shall be determined by the owners of units of capital corresponding to at least 75% (seventy-five percent) of the capital stock.
Article 7— The term of office of the Directors shall be 1 (one) year, calculated from the date of the decision to appoint them, through the date of the next decision, reelection being possible.
Article 8 — Without prejudice to the terms of Article 9, the General Manager, the Treasurer, and the agents cited in Article 6 shall have joint and several powers to grant powers of attorney on behalf of the Company to third parties with specific powers to carry out the acts cited in Paragraphs One and Two of Article 6 above.
Paragraph One — Except for ad judicia powers of attorney, the powers of attorney cited in the introduction of this Article shall have an effective period of up to 1 (one) year.
Paragraph Two — The powers of attorney cited in the introduction of this Article may be delegated, with or without reservation of equal powers, to third parties, unless there is an express prohibition in that regard.
Article 9 — If a vacancy, absence, or impediment of the General Manager occurs, he will be replaced by the Treasurer. If a vacancy, absence, or impediment of the General Manager and the Treasury occurs, they will be replaced by the agent or agents cited in the introduction of Article 6, until the vacancy is filled, or the absence or impediment of any of the aforementioned ceases.
Article 10 — Any act by any of the directors, agents, or officials of the Company, which implies an obligation or liability alien to the corporate objective of the Company, is expressly prohibited, and shall be null and void with respect to it.”

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Chapter IV — Meetings of Members
Article 11 — The Regular Meeting of Members shall be held annually, within the first four months after the end of the corporate fiscal year, in order to decide on the election of the directors, as well as to receive the reports of the directors, to decide on the balance sheet and statement of profit and loss, as well as to address other matters that are in the interest of the Company.
Article 12 — Corporate decisions shall be made at a Meeting of Members, the Minutes of Resolutions and Instruments Amending the Articles of Incorporation signed by the members participating in the Meeting shall only be valid for recording and other legal effects when signed by an amount of members participating in the Meeting that is sufficient for the decisions to be valid, but without prejudice to those members that wish to sign them, in the presence of two witnesses, the first copy must be recorded in the Public Registry of Business Companies and the second copy filed at the registered office of the Company together with the record of the registration, the following being expressly waived: (i) filing in the Commercial Registry of Minutes of Meetings not designed to produce effects to third parties; and (ii) the opening of a minutes book.
Paragraph One — The designation of nonmember directors when the capital stock is not fully paid in depends on a unanimous decision by the members.
Paragraph Two — The following depend on a decision of members holding units of capital corresponding to at least 75% (seventy-five percent) of the capital stock: (i) a change to the articles of incorporation; (ii) transformation, incorporation, merger, dissolution, liquidation, or cessation of the state of liquidation of the Company; (iii) the removal of a director; (iv) a decision on the compensation of the directors; (v) a request for bankruptcy or insolvency of the Company; (vi) the assignment of units of capital to third parties; (vii) approval of Management’s reports; (viii) the appointment and removal of liquidators and the judgment of their reports; and (ix) the appointment of nonmember directors when the capital stock has been fully paid in, or the indication of member directors.
Paragraph Three — Votes on corporate decisions shall be counted in accordance with the number of each member’s units.

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Article 13 — Meetings of Members shall be convened by the directors, or by members when the directors delay in convening for more than 60 (sixty) days.
Paragraph One — Notification for the Meeting shall be made through internal correspondence, email, or fax, which shall contain the place, day, and time of the Meeting, as well as the matters to be discussed, the publication of the notification in a newspaper being expressly waived.
Paragraph Two — The appearance of all members, or their statement that they are aware of the place, date, time, and agenda, shall render prior notification unnecessary.
Paragraph Three — A Meeting of Members may be dispensed with when all the members decide, in writing, on the matter that will be the subject of the Meeting.
Chapter V — Corporate Fiscal Year, Financial Statements, and Dividends
Article 14 — The corporate fiscal year commences on January 1 and ends on December 31 of the same year.
Article 15 — At the end of each fiscal year, the balance sheet and the cumulative statement of profit and loss, the statement of results for the fiscal year and the statement of the origins and applications of funds shall be prepared, based on the Company’s corporate books and current law, submitting them thereafter for the approval of the Members.
Paragraph One — The net profit calculated in each fiscal year shall have the application determined for it by the Members. The distribution shall always be in proportion to the units held.

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Paragraph Two — At the end of each 6-month period the semiannual balance sheet shall be issued, and the members may decide on an interim dividend against the profit calculated on that balance sheet.
Paragraph Three — The members may also declare intermediary dividends against the accumulated profit or retained earnings on the last annual or semiannual balance sheet.
Paragraph Four — The Company may also issue a balance sheet in shorter periods, it being the responsibility of the members to decide to distribute the profit obtained on those balance sheets or incorporate them into the capital, pursuant to the terms of Paragraph One of Article 204 of Law No. 6,404, of December 15, 1976.
Chapter VI — General Provisions
Article 16 — The Company shall enter liquidation in the legal cases, and the method of liquidation and the liquidator shall be determined unanimously by the members in a Meeting of Members.
Article 17 — Under the terms stipulated in Art. 1,085 of Law 10,406 of January 10, 2002, a member may be excluded from the Company for Just Cause by a decision of the members holding units of capital representing the majority of the capital stock, in a Meeting of Members especially convened to that end, notifying the member to be excluded within a maximum period of 15 (fifteen) days before the date of the Meeting.
Paragraph One — For the effects of the stipulations of this Article, Just Cause shall be considered: (i) performing acts of undeniable gravity; (ii) jeopardizing the existence or continuity of the Company; (iii) performing a business activity that is in competition with that of the Company; (iv) associating with or establishing a company in the same line of business as the Company, but which does not belong to its economic group; (v) being dismissed for just cause by the Company, if an employee thereof; (vi) being convicted of a bankruptcy crime, prevarication, bribery or subornation, graft, embezzlement; or against the

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popular economy, against the national financial system, against antitrust rules, against consumer relations, the public authority, or property.
Article 18 — The death of any of the members shall not dissolve the Company, but rather the units of capital belonging to said member shall be returned to the capital of the majority shareholder which, based on the last balance sheet of the Company, shall pay the estate, and, third-party shareholders may be admitted at the discretion of the remaining members.
Article 19 — For all matters derived from this agreement, the forum of Sao Paulo, Capital, is hereafter chosen, to the exclusion of all others.”
The parties sign this instrument in 3 (three) copies of equal content and form, in the presence of 2 (two) witnesses.
Sao Paulo, August 24, 2007.

/s/ Antonio Tadeu Coelho Nardocci		/s/ Antonio Tadeu Coelho Nardocci
NOVELIS INC.		Antonio Tadeu Coelho Nardocci
by: Antonio Tadeu Coelho Nardocci

Witnesses:

1. /s/ Carina Cunto Ruiz	2.	/s/ Roberta Acras da Silva
Name: Carina Cunto Ruiz		Name: Roberta Acras da Silva
RG: 29.144.663-2 SSP/SP		RG: 35.237.759-8 SSP/SP

[stamp:]	[seal]	department of the treasury
board of trade of the state
of Sao paulo
		certificate of Registration	/s/ Silva F. Correa	jucesp
		under number	silva f. correa
		292.510/07-0	secretary general